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EXHIBIT 21.1

List of Subsidiaries of the Operating Partnership

Subsidiary	Jurisdiction
The Retail Property Trust	Massachusetts
Simon Property Group (Illinois), L.P.	Illinois
Simon Property Group (Texas), L.P.	Texas
Shopping Center Associates	New York
DeBartolo Capital Partnership	Delaware
Simon Capital Limited Partnership	Delaware
SDG Macerich Properties, L.P.	Delaware
M.S. Management Associates, Inc.	Delaware
M.S. Management Associates (Indiana), Inc.	Indiana
DeBartolo Properties Management, Inc.	Ohio
Mayflower Realty LLC	Delaware
Marigold Indemnity, Ltd.	Bermuda
Rosewood Indemnity, Ltd.	Bermuda
Simon Business Network, LLC	Delaware
Simon Brand Ventures, LLC	Delaware
Simon Global Limited	United Kingdom
Simon Services, Inc.	Delaware
Simon Property Group Administrative Services Partnership, L.P.	Delaware
SPGGC, Inc.	Maryland
Kravco Simon Investments, L.P.	Pennsylvania
Kravco Simon Company	Pennsylvania

            Omits names of subsidiaries which as of December 31, 2003 were not, in the aggregate, a "significant subsidiary".

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  EXHIBIT 21.1